As filed with the Securities and Exchange Commission on October 25, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

DIGITALGLOBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1420852
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 W. 120th Avenue Westminster, Colorado 80234
(Address, Including Zip Code, of Registrant's Principal Executive Offices)

Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan
(Full Title of the Plan)

Daniel L. Jablonsky Senior Vice President, Secretary and General Counsel DigitalGlobe, Inc. 1300 W. 120th Avenue Westminster, Colorado 80234 (303) 684-4000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act.

☒	
Large accelerated filer ☒	Accelerated filer ☐
Non−accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.001 per share issuable pursuant to awards granted under the Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan.	750,000	$26.45	$19,837,500	$2,300

(1) This Registration Statement covers, in addition to the number of shares of DigitalGlobe, Inc., a Delaware corporation (the “Registrant”), common stock, par value $0.001 per share (“Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the DigitalGlobe 2007 Employee Stock Option Plan (“2007 Plan”) as a result of one or more adjustments under the 2007 Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on October 20, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of the Registrant’s Common Stock to be issued pursuant to the 2007 Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the U.S. Securities and Exchange Commission (“Commission”):

1.	the Registrant’s Registration Statements on Form S-8 for the 2007 Plan, filed with the Commission on May 21, 2009 (Commission File No. 333-159373) and July 31, 2012 (Commission File No. 333-182966);
2.	the Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015, filed with the Commission on February 25, 2016;
3.

the Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 (filed with the SEC on April 27, 2016, July 28, 2016 and October 25, 2016, respectively);

4.	the Registrant’s Current Reports on Form 8−K, filed on January 5, 2016, February 25, 2016 (with respect to Item 5.02 only), March 11, 2016, and May 26, 2016; and
5.

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 6, 2009 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Statements contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 25th day of October, 2016.

/s/ Jeffrey R. Tarr
DIGITALGLOBE, INC. By: /s/ Jeffrey R. Tarr
Name: Jeffrey R. Tarr
Title: President and Chief Executive Officer

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Jeffrey R. Tarr, Gary W. Ferrera, Jose Torres and Daniel L. Jablonsky, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Chief Executive	October 25, 2016
Jeffrey R. Tarr	Officer, Director (Principal Executive Officer)

/s/ Gary W. Ferrera	Executive Vice President and	October 25, 2016
Gary W. Ferrera	Chief Financial Officer (Principal Financial Officer)

/s/ Jose Torres	Senior Vice President and	October 25, 2016
Jose Torres	Chief Accounting Officer (Principal Accounting Officer)

/s/ Howell M. Estes, III	Director	October 25, 2016
Howell M. Estes III

/s/ Nick S. Cyprus	Director	October 25, 2016
Nick S. Cyprus

/s/ Roxanne J. Decyk	Director	October 25, 2016
Roxanne J. Decyk

/s/ Warren C. Jenson	Director	October 25, 2016
Warren C. Jenson

/s/ Lawrence A. Hough	Director	October 25, 2016
Lawrence A. Hough

/s/ L. Roger Mason, Jr.	Director	October 25, 2016
L. Roger Mason, Jr

/s/ Kimberly Till	Director	October 25, 2016
Kimberly Till

/s/ Eddy Zervigon	Director	October 25, 2016
Eddy Zervigon

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit No	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of DigitalGlobe, Inc., as filed with the Secretary of the State of Delaware.	10-K	001-34299	3.1	02/24/10
4.2	Amended and Restated Bylaws of DigitalGlobe, Inc., effective January 5, 2016.	8-K	001-34299	3.1	1/05/16
4.3	Specimen Common Stock Certificate of DigitalGlobe, Inc.	S-1	333-150235	4.1	05/13/09
5.1	Opinion of O’Melveny & Myers LLP					X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of O’Melveny & Myers LLP is contained in Exhibit 5.1 to this Registration Statement					X
24.1	Powers of Attorney (contained on the signature page to this Registration Statement)					X
99.1	Amended and Restated 2007 Employee Stock Option Plan.	8-K	001-34299	10.1	5/26/16
99.2	Form of Restricted Stock Award Agreement, 25% vest annually.	10-K	001-34299	10.33	2/28/11
99.3	Form of Incentive Stock Option Award Agreement.	8-K	001-34299	10.3	3/12/12
99.4	Form of Incentive Stock Option Award Agreement with double trigger acceleration.	8-K	001-34299	10.4	3/12/12
99.5	Form of Nonqualified Stock Option Award Agreement.	8-K	001-34299	10.5	3/12/12
99.6	Form of Nonqualified Stock Option Award Agreement with double trigger acceleration	8-K	001-34299	10.6	3/12/12
99.7	Form of Restricted Stock Award Agreement	8-K	001-34299	10.7	3/12/12
99.8	Form of Restricted Stock Award Agreement with double trigger acceleration	8-K	001-34299	10.8	3/12/12
99.9	Form of Restricted Share Unit Award Agreement.	10-Q	001-34299	10.3	10/31/13

		Incorporated by Reference
Exhibit No	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

99.10	Form of Performance Share Unit Award Agreement.	10-Q	001-34299	10.4	10/31/13
99.11	Form of Restricted Share Unit Award - 2014	10-Q	001-34299	10.2	7/27/16
99.12	Form of Performance Share Unit Award – 2014 – TSR	10-Q	001-34299	10.3	7/27/16
99.13	Form of Performance Share Unit Award – 2014 – ROIC	10-Q	001-34299	10.4	7/27/16
99.14	Form of Performance Share Unit Award – 2015 – TSR	10-Q	001-34299	10.5	7/27/16
99.15	Form of Performance Share Unit Award – 2015 – ROIC	10-Q	001-34299	10.6	7/27/16
99.16	Form of Performance Share Unit Award – 2016 – TSR	10-Q	001-34299	10.7	7/27/16
99.17	Form of Performance Share Unit Award – 2016 – ABS	10-Q	001-34299	10.8	7/27/16